Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES
THE DECISION OF JAMES A. LOCKE III TO RETIRE
FROM THE COMPANY’S BOARD OF DIRECTORS

VICTOR, N.Y., Jan. 26, 2023 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, announced today that James A. Locke III (Jim) has informed the company that he will retire from the company’s Board of Directors at the end of his current term and consequently will not stand for re-election as a Board Director at Constellation’s upcoming Annual Shareholders Meeting in July 2023. Locke will also complete and retire from his current roles as Lead Independent Director of the Board and Chair of the Corporate Governance and Responsibility Committee at that time. Following the company’s upcoming Annual Shareholders Meeting, Constellation’s newly elected Board of Directors will identify successors for the Lead Independent Director of the Board and Chair of the Corporate Governance and Responsibility Committee roles as part of its first meeting.

This decision culminates nearly 50 years of direct support of the company and its management team, including 40 years of dedicated service as a Constellation Brands Board Director. Locke, 80, provided independent counsel when Constellation first became a public company in 1973. He joined the company’s Board in 1983. Over the years, he has provided extensive knowledge in the areas of business and corporate law, corporate governance, mergers and acquisitions, and securities law compliance to Constellation’s Board and management team.

Locke played an influential role as a member of the Board in a number of transformational moments in the company’s history including the company’s diversification across the beer, wine and spirits categories; the acquisition of Robert Mondavi Winery, which established Constellation as a leader in Napa Valley fine wine; and the acquisition of the company’s imported beer brands in the U.S., including Modelo, Corona, Pacifico and Victoria. He currently serves as Senior Counsel to the law firm of Nixon Peabody LLP.

“Jim has been a steady hand and trusted source of counsel for every CEO that has had the privilege of serving this company including my father Marvin, brother Richard, myself, and present CEO Bill Newlands,” said Rob Sands, Board Chair, Constellation Brands. “He has admirably served as Lead Independent Director since 2008 and as Chair of our Corporate Governance and Responsibility Committee since 1998. Jim has played a key role as a member of our Board in Constellation’s transformation into one of the most respected beverage alcohol companies in the business. On behalf of Bill and our fellow Board members, we thank Jim for his dedication and stewardship over the past 50 years of association with our company. He will truly be missed, and his impact will be felt for many years to come.”

“From the company’s first public stock offering to today, I have had great joy in seeing the various transformations of Constellation’s business, which collectively have strengthened our company and positioned it for sustainable long-term growth, while creating strong shareholder value,” said Jim Locke, Board Director, Constellation Brands. “It has been a privilege to work with Marvin, Richard, Rob and Bill in their capacities as CEO, as well as my fellow colleagues on the Board, both past and present. With the secure knowledge that there is a talented and diverse team at Constellation to carry us forward, and a dedicated Board to provide ongoing guidance and oversight, I am resolved in my belief that now is the time to retire. My heart is full of goodwill for all, and I wish the Constellation team the very best for the future.”

ABOUT CONSTELLATION BRANDS

At Constellation Brands (NYSE: STZ), our mission is to build brands that people love because we believe sharing a toast, unwinding after a day, celebrating milestones, and helping people connect, are Worth Reaching For. It’s worth our dedication, hard work, and the bold calculated risks we take to deliver more for our consumers, trade partners, shareholders, and communities in which we live and work. It’s what has made us one of the fastest-growing large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Today, we are a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Every day, people reach for our high-end, iconic imported beer brands such as Corona Extra, Corona Light, Corona Premier, Modelo Especial, Modelo Negra, and Pacifico, and our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey, and our premium wine brands such as Meiomi and Kim Crawford.

But we won’t stop here. Our visionary leadership team and passionate employees from barrel room to boardroom are reaching for the next level, to explore the boundaries of the beverage alcohol industry and beyond. Join us in discovering what’s Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future prospects, plans, and objectives of management and Constellation’s Board of Directors, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this press release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2022 and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022, which could cause actual future performance to differ from current expectations.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com
Amy Martin 585-678-7141 / amy.martin@cbrands.com	Snehal Shah 847-385-4940 / snehal.shah@cbrands.com
David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com